October 21, 2019

MariMed Consolidation Continues with Acquisition of Illinois Cannabis Businesses

- **Two Medical Cannabis Dispensaries acquired**
- **Ability to increase to Four Adult Use Dispensaries in 2020**

NORWOOD, Mass., Oct. 21, 2019 (GLOBE NEWSWIRE) -- **MariMed Inc. (OTCQX: MRMD)** today announced that the Illinois Department of Financial and Professional Regulation has approved the transfer of ownership of its two cannabis-licensed clients, KPG Anna and KPG Harrisburg. The completion of these previously announced transactions will allow MariMed to report the operational results of these businesses in their consolidated financial statements effective October 1, 2019. This acquisition moves MariMed closer to the completion of the consolidation of its cannabis client businesses it developed and manages in multiple states.

In June 2019, the State of Illinois legalized cannabis for adult use beginning January 1, 2020. Adult use licenses will be issued with priority given to medical license holders over new applicants. Once the new law takes effect, MariMed expects to operate the Anna and Harrisburg locations as medical and adult use dispensaries and plans to open two additional adult use dispensaries bringing the total number of dispensaries to four.

Since inception, the Illinois businesses have been managed by MariMed Inc. and its local partners, Gorgi and Rosie Naumovski. The Naumovskis continue to be active in the management of these dispensaries and the expansion of MariMed cannabis brands throughout Illinois.

MariMed Inc. CEO Bob Fireman said, "The completion of this acquisition is a significant step forward in the implementation of our acquisition and roll-up strategy. The ownership of dispensaries in conjunction with Illinois' legalization of cannabis for adult use should significantly enhance the revenues of these facilities. I am pleased that both Georgi and Rosie Naumovski, the previous owners, will remain on to assist MariMed with managing our Illinois operations and expansion initiatives."

About MariMed:

MariMed Inc., a multi-state cannabis operator, is dedicated to improving the health and wellness of people through the use of cannabinoids and cannabis products. The company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the company and its managed business units.

The company is at the forefront of science and innovation through research developed by its lab technicians and medical advisors resulting in industry-leading products and brands, including "Kalm Fusion" and "Betty's Eddies." These precision dosed products are focused on specific medical symptoms and are licensed and distributed across the country.

In 2019, with the enactment of the 2018 US Farm Bill, MariMed formed MariMed Hemp, a wholly owned subsidiary, to leverage its seed to sale cannabis platform and experience into the emerging hemp-based CBD industry. The company acquired a significant stake in Kentucky-based GenCanna Global, a national and international leading cultivator, producer, and distributor of hemp and GMP quality CBD oils and isolates. With this strategic relationship, MariMed Hemp has developed and is marketing a portfolio of CBD brands and products to multiple retailers and direct to consumers both domestically and internationally. MariMed Hemp recently launched its Hemp Engine™ store-within-a-store distribution platform for retailers. It is also actively pursuing other hemp industry business opportunities with genetics, farming, biomass, and new and innovative technologies.

For additional information, visit marimedinc.com.

Important Caution Regarding Forward Looking Statements

This release contains certain forward-looking statements and information relating to MariMed Inc. that is based on the beliefs of MariMed Inc.'s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events including estimates and projections about its business based on certain assumptions of its management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company's services and products, changes in the law and its enforcement and changes in the economic environment. Additional risk factors are included in the Company's public filings with the SEC. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as "hoped," "anticipated," "believed," "planned, "estimated," "preparing," "potential," "expected," "looks" or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.

Company Contact
Jon Levine, CFO
MariMed Inc.
Tel (781) 559-8713

Media & Investor Contact
Ronald Both or Jonathan Leuchs
CMA
Tel (949) 432-7566
MRMD@cma.team

MariMed Inc.

Source: MariMed Inc.